June 2021 Investor Update Exhibit 99.1

Forward-Looking Statement This slide presentation contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, our statements regarding (1) strategic initiatives with respect to our assets, operations and capital and (2) the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by forward- looking statements in this slide presentation. Many of these factors are beyond our ability to control or predict. Factors that could cause actual results to differ materially from those contemplated in this slide presentation include the factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable, however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information or future developments or otherwise. Certain of the financial measures appearing in this slide presentation are or may be considered to be non-GAAP financial measures. Management believes that these non-GAAP financial measures provide additional appropriate measures of our operating results. While we believe these non-GAAP financial measures are useful in evaluating our company, the information should be considered supplemental in nature and not a substitute for the information prepared in accordance with GAAP. We have provided for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measure and an associated reconciliation in the appendix to this presentation as well as in our most recent quarter supplemental report and earnings release, the latter two of which are available on our website at www.dukerealty.com. Our most recent quarter supplemental report also includes the information necessary to recalculate certain operational ratios and ratios of financial position. The calculation of these non-GAAP measures may differ from the methodology used by other REITs, and therefore, may not be comparable. LEED® – an acronym for “Leadership in Energy and Environmental Design “ – is a registered trademark of the U.S. Green Building Council”. 2

Contents 3TABLE OF CONTENTS Who We Are | U.S. Logistics Real Estate Strategy 4 Q1 2021 Review & 2021 Guidance Highlights | Relative Operating Perf | Rel Equity Value 6 Business Drivers & Market Fundamentals 11 Operations - Customers and NOI Drivers 14 Logistics Real Estate Strategy | Capital Allocation 18 Development Strategy 25 Liquidity and Capital Strategy 28 Corporate Responsibility 32 Why Duke Realty & Guidance 38 Appendix: In-fill Development Case Studies 41

Who We Are – The Leading Domestic-only Logistics REIT

- Largest domestic-only logistics REIT in the business of developing, redeveloping, acquiring and managing premier logistics real estate facilities in key logistic nodes across 19 markets in the U.S.
- Founded 1972, IPO 1993, S&P 500
- Own or hold an interest in 543 facilities encompassing 162 million SF
  - Newest portfolio amongst peers with unique facility and site features demanded by today's modern supply chain. 67% of total portfolio developed, generating substantial premium returns over core acquisitions.
  - 99% of earnings is derived only from rental income
- Enterprise value of ~$21 billion, Baa1/BBB+ credit ratings
- ESG aligned strategy and culture
- Platform, strategy and market conditions set up for a potential double-digit growth run rate



PADDOCK
amazon
wayfair



Seattle
Minneapolis-St. Paul
Eastern Pennsylvania
New Jersey
Northern California
Chicago
Columbus
Indianapolis
Washington DC/ Baltimore
Cincinnati
Raleigh
Nashville
Southern California
Atlanta
Savannah
Dallas
Central Florida
Houston
South Florida
= illustrative relative size of MSA based on GAV. See page 19 for additional detail.

WHO WE ARE
4

Duke Realty is the Only REIT that “Checks All the Boxes” to be the Leading Pure-Play Domestic-Only Logistics REIT S&P 500 (Large Cap Firm)  U.S. Industrial Only | Business Model focused on Rental Income  Modern, High-Quality Logistics Facilities  Majority Tier 1 Market Concentration  Strong Development Capability  Top Tier Sector FFO and AFFO Growth Outlook  High BBB+ Rated Balance Sheet with Ample Liquidity  ESG Embedded in Corporate Culture  5STRATEGIC OVERVIEW

Q1 2021 RECAP & 2021 GUIDANCE HIGHLIGHTS | RELATIVE OPERATING PERFORMANCE | RELATIVE VALUE

Q1 2021 Review | FY 2021 Guidance Highlights

EARNINGS / DIVIDENDS: Q1 core FFO/sh growth 18% (15% adjusted for Q1 2020 S/L rent reserve); Full year 2021 guidance FFO/sh mid-point 10.5%; AFFO growth mid-point 10.2%; Dividend Payout ratio (on AFFO) target of high 60s-to-low 70s percentage range; Dividend growth averaged 8.6% annually the last 2 years

OPERATIONAL PERFORMANCE: Ending Q1 In-Service Occupancy 97.6%; Total Occupancy (including development pipeline) 95.5%; Q1 Same Property ("SP") Cash NOI growth 6.3%, FY 2021 SP Cash NOI guidance mid-point 4.5%; Q1 Rent Growth on 2nd generation leasing 26% GAAP and 11% Cash; Collected 99.9% of rent

INVESTMENT: Q1 Development Starts $412M; FY 2021 Development Starts guidance mid-point $1.05B (prior 3-year average $915M); Q1 Development Pipeline of $1.4B is 65% leased with value creation margins > 40%; Land inventory is 88% Coastal Tier 1* markets

Q1 Acquisitions of $51M primarily in Coastal Tier 1* markets; Dispositions of $94M (Houston & Indianapolis)

Coastal Tier 1 GAV* is 42% of portfolio, up from 37% at YE 2019

CAPITAL: Issued $450M 10-year green bond in Q1 at 1.83% yield; No significant debt maturities until 2023; Renewed $1.2B line of credit in Q1 reducing spread by 10 bps and added a sustainability-pricing metric; Issued $30M of equity above NAV; "A" level credit profile

* *"Coastal Tier 1" markets include Northern New Jersey, South Florida, Southern California, Northern California and Seattle. GAV = Gross Asset Value, which is the approximate quarterly appraised value of the company's real estate. For full year guidance details see final page of slide deck before the Appendix.*

DukeREALTY
2021 Q1 & FY OUTLOOK 7

Strong AFFO Performance and Improving FFO after significant re-positioning and robust development accretion



(1)
7.4%
6.4%
5.4%
FFO/sh
AFFO/sh
Dividend/sh
(1)
8.4%
7.9%
7.0%
FFO/sh
AFFO/sh
Dividend/sh
10.5%
10.2%
7.8%
FFO/sh
AFFO/sh
Dividends (consensus(3))
2021 guidance compared to peers

5Y CAGR thru 2020

3Y CAGR thru 2020

1Y Implied to 2021 Guidance



10.5%
5.0%
11.9%
3.3%
7.6%
8.0%
DRE
PLD
PLD ex-prom*
FR
EGP
REXR

1Y Implied to 2021 Guidance (peers)

* $3.58 for based 2020 FFO after deducting $0.22/sh net promote income; $4.01 for 2021 FFO excluding $0.02/sh promote expense , or 11.4% if include 2021 promote expense.

Robust development accretion and reduced repositioning dilution

2014 to 2018 comprised the highest levels of sales activity primarily with older, higher capex and higher-yield assets

	5Y CAGR thru 2020	3Y CAGR thru 2020	1Y Implied to 2021 Guidance
Average Annual Dispositions(2)	$1.2 Bn	$1.1 Bn	$1.0 Bn (mid-point)
Disposition Yield	5.7% (wtd avg)	4.9% (wtd avg)	4.7% - 4.9% (wtd avg)
AFFO Payout Ratio (for regular quarterly dividends)	69%	69%	~ 70%

(1) Major assets sales in 2015 and 2017 generated significant capital gains and thereby a return of capital to shareholders in the form of a special dividend; in the amounts of $0.20 and $0.85 per share respectively (paid in December of each year). These dividends were interpreted to an annualized return as the distribution amount divided by the street NAV/sh at the time of distribution - and then amortized over the relative 3 or 5-year hold periods. (2) Includes the previous year to the start of the time period average, given the lag effect on *dispositions to earnings (e.g., "5Y Avg" includes 6 years of* dispositions. (3) Consensus dividend of $1.035/sh per Refinitiv as of 5/6/2021.

Peer guidance estimates per company supplementals, press releases and earnings call commentary.

FFO, AFFO & DIVIDENDS

8

Core Growth Metrics and Development Platform Size/ Pre-Leasing Support Outperformance Through Cycles 9 5.0% 3.2% 4.4% 3.2% 4.5% DRE PLD FR EGP REXR 2020 SPNOI Growth Source: Company reporting and DRE. “SPNOI” is “same-property NOI”, a non GAAP metric. REXR 2020 SPNOI excludes deferred rent. “Rent Growth” is 2nd generation leasing activities and on a Net Effective (GAAP) basis. PLD’s Rent Growth figure is “at share” (note prior to 3/9/21, DRE had included PLD at 100%). Development statistics for ground-up development or demolition/re-development. 4.6% 4.8% 4.3% 4.3% 6.6% DRE PLD FR EGP REXR 3-Year SPNOI Growth (avg 2018 – 2020) 28% 26% 26% 18% 32% DRE PLD FR EGP REXR 3-Year Rent Growth (avg 2018 – 2020) Durable and High Performing Core Portfolio Metrics for 2021E, 2020 and 3 Years Development Growth Contribution and Risk Profile Best in Class 4.5% 4.8% 4.0% 4.4% 7.3% DRE PLD FR EGP REXR 2021 SPNOI Guidance 29% 25% 30% 22% 31% DRE PLD FR EGP REXR 2020 Rent Growth 0% 4% 5% 4% 10% (0%) (18%) (38%) (46%) (57%) 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% REXR EGP FR PLD DRE 3-Year Avg Development Pipeline as % of Assets (Pre-leasing %) WHY DUKE REALTY 0% 2% 5% 6% 13% (0%) (0%) (10%) (42%) (65%) 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0% 2% 4% 6% 8% 10% 12% 14% 16% 18% 20% REXR EGP FR PLD DRE 1Q21 Development Pipeline as % of Assets (Pre-leasing %)

Above Average Portfolio Performance and Development Growth Prospects – yet Discounted Relative Value 11% 26% 10% 17% 20% 28% DRE PLD FR EGP REXR TRNO NAV Premium / (Disc) Source: consensus FFO and AFFO estimates for 2021 per S&P GMI “CIQ”, as of 6/3/2021. Consensus AFFO on median basis to reduce excessive dispersion of individual analyst estimates within AFFO. NAV per Green St inclusive of April 13th revised cap rates, pricing as of 5/14/2021. For credit ratio (Debt-to-Ebitda), (1) all peers are per 3/31/2021 Wells Fargo Credit research, except PLD Net Debt to EBITDA which is per 3/31/2021 company supplemental, excluding development gains, and DRE which is per our 3/31/2021 Q1 supplemental report, (2) Quarter annualized. 28x 30x 27x 28x 38x 40x DRE PLD FR EGP REXR TRNO FFO Multiple WHY DUKE REALTY 5.2x 4.9x 5.0x 4.9x 4.3x 3.3x DRE PLD FR EGP REXR TRNO Net Debt to EBITDA (1)(2) 32x 35x 34x 37x 43x 49x DRE PLD FR EGP REXR TRNO AFFO Multiple BBB+ Baa1 NR A- A3 A- NR Baa2 NR BBB Baa2 BBB S&P Moody’s Fitch BBB Baa3 BBB 10 NR NR BBB

MACROECONOMIC & SECULAR DRIVERS INDUSTRIAL SUPPLY-DEMAND FUNDAMENTALS

Pandemic Further Elevated Logistics Real Estate Demand Themes and Heightened Necessity for Supply Chain Resiliency

CONSUMER FREQUENCY AND PENETRATION EXPANDING

Online user penetration rate and frequency of online orders increasing; including an expanded age cohort of users.

EXPANDING CATEGORIES

Expanded purchase categories with grocery, department store and furniture channels experiencing spike in adoption; e-Grocery expected to grow from about 10% of grocery sales today to 25% by 2025, including an expanded need for freezer-cooler oriented facilities. Apparel and footwear is largest category with penetration expected to rise from 20% to 40%.

RE-SHORING

Re-shoring of manufacturing to North America should create need for more resources on-hand domestically, likely benefitting supply chains and consumer spending in Southeast, Midwest and Texas. As of 4q20, re-shoring announcements were up 5x vs pre-pandemic levels (source: UBS); yet Cushman estimates re-shoring will only "modestly" contribute to demand (<5%).

INVENTORY EXPANSION

Supply chain bottlenecks from pandemic and spike in e-commerce penetration from stay-at-home will likely increase the inventory-to-sales ratio over time – expanding the space needs for both B2B and B2C users. Supply chain experts predict up to 5% new facility square footage needed, with CBRE deriving 400 to 500 msf of aggregate demand this decade. (e.g., many wholesalers and 3PLs expect to raise supply onshore guidelines from 15d to 30-60d going forward)

REVERSE LOGISTICS

Online returns rate 15 to 30% of purchases (2-3x of in-store). Post-pandemic trends should expand this already significant driver of modern facility space. CBRE estimates part of 5 year demand forecast includes 400 msf needed to process current level of returns.



E-commerce Sales Penetration
4%
4%
5%
6%
7%
9%
14%
14%
30%
Penetration forecasted by 2030 by Green Street
2008
2010
2012
2014
2016
2018
2020
Q1 21



Retail Inventory-to – Sales (I/S) Ratio
1.17
1.5x
Estimate in future
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Q1-21

Sources: CBRE, CoStar, JLL, Cushman Wakefield, Green St, UBS, BofA, U.S. Census Bureau. E-comm penetration includes autos & gas in total retail sales.Q1 2021 penetration is TTM. Most common I/S ratio is retail sales (excl food services; incl autos & gas) to same broad measure of retail inventories - *1.4 to 1.5 has historically been "normal"*.

DukeREALTY
MARKET FUNDAMENTALS
12

4.6% 0% 2% 4% 6% 8% 10% -120 -60 0 60 120 180 240 300 360 2007 2009 2011 2013 2015 2017 2019 2021 9.7% peak GFC Average Vac - 6.5% 4.2% Vacancy D e m a n d S u p p ly 3.0% -2.4% -7.6% -4.5% 0.2% 3.6% 2.9% 3.9% 2.7% 6.1% 6.8% 7.4% 3.1% 8.3% 8.0% 2007 2009 2011 2013 2015 2017 2019 2021 DRE PORTFOLIO WELL POSITIONED to CAPTURE GROWTH Source: Historical, 2021 projections and longer term projections per CBRE industrial research. Supply-Demand-Vacancy set up Supportive of Continued Low Vacancy and Positive Rent Growth | Booming Demand Forecast MARKET FUNDAMENTALS YE 2021 VACANCY est’d ~ 4.2% CBRE predicts 300 msf of annual demand 2022-2023 and projects positive quarterly absorption (i.e., gray bar exceeding white bar in chart) through 2030. MARKET LEVEL RENT GROWTH: RECENT HISTORY & OUTLOOK REMAIN STRONG ~300 msf of annual demand estimated through 2023 …DRE average in-place rents 17%-18% below current market, coupled with growing underlying market rents = very strong pricing power position. (see detailed NOI upside components pages 16) 2021 expected rent growth range from 4% to 10% in DRE markets. Longer term 5 year forecast of 22.5% growth nationally (~ 4.5% annually), with 5 year ranges for a majority of DRE markets between 4.0% to 6.0% annually. (Y/Y) Growth in Asking Rents (MSF) Annual Demand & * RECORD DEMAND * - 4q20 104 msf of demand (#1 all-time) - 2021 projection 310 msf (#2 all-time) 2021 SUPPLY Estimated to be 60% pre-leased by year-end D e m a n d S u p p ly 13

Legacy Commerce Center (Brownfield development), Linden, NJ OPERATIONS: CUSTOMER RELATIONSHIPS & NET OPERATING INCOME (NOI) DRIVERS

Diversified Customer Relationships by Company & Industry 15 TENANT INDUSTRIESTOP 15 TENANTS Note: Includes in-service portfolio only as of March 31, 2021; ANLV = Annualized Net Lease Value. (1) E-commerce tenants include tenants that complete the majority of their sales using the internet or they are using the majority of their leased space for fulfilling online sales. (2) Top Retail tenants by ANLV include: Target, The Container Store, Electrolux, Starbucks, Walmart, Cotton On, Ashley Furniture, Genuine Parts Company, and Best Buy; in aggregate which represents 67% of total retail exposure. (3) Other includes gov’t agencies, construction, financial services, utilities and agriculture. 21% 18% 17% 8% 6% 6% 6% 5% 3% 2% 2% 2% 2% 2% Transportation E-commerce Manuf. Products Wholesale Goods Food Products Consumer Services Lumber & Building Retail Textiles Chemical Products Publishing Technology Health Services Other(3) (2) % of Total ANLV Length of Relationship (yrs) 14 23 23 5 15 16 7 23 10 2 17 21 3 7 11 9.1% 4.5% 2.4% 2.1% 1.2% 1.2% 1.0% 0.9% 0.8% 0.7% 0.7% 0.7% 0.6% 0.6% 0.6% Amazon.com Home Depot UPS of America Wayfair Inc. NFI Industries Floor & Décor Deckers Target Samsung Sonepar USA Clorox Armada Kimberly-Clark XPO Logistics Kraft CUSTOMERS (1)

6.3% Q1 2021 actual 4.5% 2021 mid-point guidance -0.3% -0.1% +3.5% +1.4% Rent Escalations + 2nd Gen Leasing Growth Free Rent Burn Off Occup ancy Bad Debt / Defaults 2021 Mid-Point NOI PERFORMANCE NOI DRIVERS (1) Operating Metrics Supportive of Continued Growth SAME PROPERTY(“SP”) OCCUPANCY RENT GROWTH on 2nd GEN LEASE TERMS 98.1% stabilized occupancy 95.5% total occupancy (incl under development) 26% GAAP | 11% cash 6.0 years average remaining 2.5%-3.5% recently signed annual escalators 2021 SAME-PROPERTY NOI GUIDANCE BUILDUP Contributing factors include magnitude of 2nd gen leasing rental growth from 2020 10% of Q1 2021 NOI not in SP pool 79% occupancy in non SP pool(2) $1.4B development pipeline with future NOI (~$78.1M) … reflects substantial NOI upside NON - SAME PROPERTY Total 4.5% 16 (1) Figures as of 3/31/2021. Occupancy stats on lease-up basis. 2021 Same Property build-up (approx) (2) Includes development pipeline.

~$70M ~ ($10M) ~$16M ~$9M ~$30M ~$12M ~$2M ~$11M EscalatorsRent Growth on 2nd Gen2020 D v DeliveriesFRT BurnoffLease-up UnstabilizedNet DispositionsDevelopment Pipl Curr Yr 2021 Total NOI ~$757M Additional Growth Factor EstimatesGrowth from Stabilized Portfolio ( ~$67M) Proven Net Operating Income Growth FY ‘20 & 1Q ‘21 Development Stabilizations Rent Growth on 2nd Gen Lease up Unstabilized In-service Net Dispositions (’20 & ‘21) 3/31/2021 Development Pipeline Free Rent Burn Off  ~10% 2021 Expected NOI Growth 2020 NOI $687M  10.2% 2018-2020 NOI CAGR Lease Escalators Additional $7M of future NOI beyond 2021 Additional $67M of future NOI beyond 2021 Note: 2021 estimated NOI components and total 2021 NOI estimate contribute to the mid-point expectations of 2021 FFO/sh and AFFO growth guidance expectations, and are subject to a range of possible outcomes depending on the volume and timing of leasing, anticipated development deliveries and asset recycling, etc. Incremental NOI PERFORMANCE 17

LOGISTICS ASSET STRATEGY / CAPITAL ALLOCATION 1 Paddock Street (Amazon Last Mile), New Jersey Exit 10 Submarket (185,000 square feet)

Seattle Northern California Southern California Dallas Houston Indianapolis Cincinnati Raleigh Atlanta Minneapolis-St. Paul Savannah Chicago Eastern Pennsylvania New Jersey South Florida Central Florida Washington DC/ Baltimore Nashville Columbus T1 T1 69% 37% 57% >70% 2010 2017 Q1 2021 YE 2021 Goal Market Exposure Trend & Goal Other Major Markets Concentration by GAV → $500MM – $749MM > $1.5B750MM – $1.5B$350MM – $499MM “T1” = Tier 1 Distribution Market, defined as major markets by population size and/or gateway port for domestic or global trade. National Platform with Expanding Diversification into Tier 1 Markets – Targeting >70% Exposure YE 2021 GAV = Gross Asset Value as estimated by Duke Realty using actual or estimated NOI’s and current cap rates per CRE and CBRE. Note: Map excludes current 5.2 msf in St Louis (2% of Q1 GAV) that is currently being marketing for sale and expected to close early in the third quarter of 2021. ASSET STRATEGY 19 2 0 1 0 T 1 2 0 1 7 T ie r 1 2 0 2 1 E T ie r 1 T1 T1 T1 T1 T1 T1 T1 “Coastal” Tier 1 Note: 42% GAV at 1Q21, up from 25% in 2017 2 0 2 0 T ie r 1 T1

Diversity of Facility Types & Sizes | Durable Long Term Lease Renewal and Efficient Capex Performance

		(as of 3/31/2021)					LEASE ECONOMICS	(since 2017)		RE-LEASING (since 2017)	
		# of Assets	Total SF	% of NOI	% Leased	Avg Lease Size [Term]	Recent NER Growth*	TI's / LC's % of NER	Building Improvements	Renewal %	Backfill Mos. (for non-renewals)
>= 500K SF	 Duke REALTY	83	63 M	37%	99%	596K [7.7 yrs]	30%	11%	$0.03	89%	3
250-500K		136	49 M	29%	96%	230K [5.3 yrs]	30%	10%	$0.07	72%	7
100-250K		207	33 M	27%	97%	64K [4.9 yrs]	29%	11%	$0.13	73%	4
<100K		91	7 M	7%	98%	31K [4.5 yrs]	19%	12%	$0.23	76%	5
294K SF Average 210K SF Median		517	152 M	100%	98%	145K	28%			78%	5

Note: portfolio breakdown represents in-service portfolio. *Recent NER growth represents the percentage change in net effective rent between the original leases and the current leases, since the start of 2019 to capture the recent elevated rent story and potential trend. Net effective rent represents average annual base rental payments, on a straight-line basis for the term of each lease excluding operating expense reimbursements. *TI's=Tenant Improvements, LC's = leasing commissions; Bldg Improvements typically entail roof, HVAC and parking lot capital* repairs/replacements.

DIVERSIFICATION, RENT GROWTH & LOW CAPEX 20

Most Modern Facility Features for Today’s Logistics Customers | High Tier 1 Exposure with U.S.-only Diversification 21MODERN FACILTIES & TIER 1 CONCENTRATION 203K SF 124K 92K 74K 40K 40K B u il d in g S iz e ( in S F ) 12 yrs 18 19 20 34 38 A v g A g e ( in y e a rs ) 32 ft 29 29 25 24 23 C le a r H e ig h t (i n f t) Geography By Market Type C O A S T A L T 1 N O N -C O A S T A L T 1 O T H E R IN T ’L 40% 42% 32% 17% 100% 88% 27% 19% 31% 11% 33% 19% 37% 72% 12% 20% DRE PLD FR EGP REXR TRNO Legend DRE: 40% Coastal T1; 67% Total T1 Building Features per CoStar and Duke Realty, building size is the median size, April 2021; Geographic “Market Type” Stratification per latest public quarterly NOI by MSA breakdown per company supplementals; Tier 1 (“T1”) Markets defined as [Coastal T1 = SoCal, NorCal, N.NewJersey, SoFlorida & Seattle] + [Non- Coastal T1 = Dallas, Atlanta & Chicago]. Other (major) Markets include DC/Baltimore, Indy, Cincy, Columbus, Houston, Orlando/Tampa, Nashville, Raleigh, Phoenix, etc. DRE Tier 1 stats are proforma 2021 dispositions guidance of $900M to $1.1B, and proforma development pipeline at stabilized NOI. NOTES/SOURCES:

Targeted Submarket Focus Across 19 Markets | Minimal Risk to Supply (1) Higher supply submarkets defined per a mix of current and trending metrics such as under construction % of supply, deliveries % of supply, vacancy rate, demand, labor and barriers to entry; Current submarkets in this classification where DRE has exposure include SE Houston and N. Houston. Lease rollover statistic on total company NOI. (2) NOI reflects stabilized NOI including projects under development. Rent growth is a 3-year average of DRE 2nd generation leasing activity on a Net Effective (GAAP) basis. (3) “Focused Submarkets” are defined as comprising 80% or more of DRE total NOI within such market. submarkets comprise 90% of NOI50 < 3% NOI exposure from higher supply submarkets1, comprising only 14 buildings Focused within submarkets out of 212 total nationally 80 ~ 5% lease rollover through 2023 in higher supply submarkets1 TOP 6 MARKETS % of TOTAL DRE NOI 2 # of CBRE SUBMARKETS DRE FOCUSED SUBMARKETS3 FOCUS SUBMARKET NOI %2 RENT GROWTH 2 IN FOCUS SUBMARKETS Southern California 13.8% 9 4 88% 55% Chicago 9.5% 17 4 84% 20% New Jersey 8.8% 24 4 83% 62% South Florida 9.1% 23 4 85% 28% Atlanta 6.9% 9 3 84% 22% Dallas 6.9% 9 3 87% 34% Subtotal 55.0% 91 22 85% 34% 22ASSET STRATEGY - SUBMARKETS

Recent Capital Allocation Achieving Geographic Objectives and Strong Long Term Risk-Adjusted Returns

- Established track record of disposition-acquisition recycling and significant development volume, together driving geographic strategy closer to YE 2021 goal of 70% Tier 1 markets
- Sector leading development pre-leasing levels. Pre-leasing and build-to-suit lease terms across market types represents a balanced risk-adjusted capital deployment strategy.
- Development value creation margins and expected long term returns accretive to near and long term earnings growth, with lower overall risk due to high pre-leasing levels. Development long ***term returns exceed acquisition IRR's, with returns by market commensurate with leasing risk.***

(all totals or averages since Q1 2016) MARKETS	CAPITAL DEPLOYMENT- ACQ. & DISP.		CAPITAL DEPLOYMENT - DEVELOPMENT				
	Net Activity(1) ($MM's)	Expected IRR's(2)	Spec ($MM's)	BTS ($MM's)	BTS Lease term	Combined Prelease %	Est'd Value Creation
Coastal T1	$2,118	n/a	$1,499	$648	14	29%	40-50%
Non-Coastal T1	$(128)	n/a	$497	$546	13	54%	25-35%
Other Major Markets	$(1,182)	n/a	$476	$984	13	68%	15-25%
TOTALS	$807	5.75 - 8.00%	$2,472	$2,178	13	52%	30-40%

(1) Includes only industrial acquisitions and dispositions; (2) Unlevered IRR's represent broad range of core through value-add transaction types across 8 markets since 2019, per DRE underwriting from buyer perspective.

ASSET STRATEGY – CAPITAL ALLOCATION

23

DEVELOPMENT 24 Recent Opportunistic Acquisitions – Coastal T1 Markets NNJ Meadowlands Submarket – 102,000 SF 5.1% Stabilized Yield | IRR estimate low 8’s % SoCal IE West Submarket – 8 bldgs, 82,000 SF 5.0% Stabilized Yield | IRR estimate mid 8‘s % Seattle Kent Valley Submarket – 63,000 SF 4.7% Stabilized Yield | IRR estimate mid 6’s % Covered land play; at lease expiration in 2025, intend to re-develop into 104K SF M&A related divestiture; creative master lease structure; main & main location, core asset 21214 66th Ave S 64,000 SF 1656 S Bon View Ave 81,500 SF M&A related divestiture sale-leaseback; low coverage site with expansion and redevelopment potential 66-99 E Union Ave 102,000 SF NorCal Oakland/I-880 Submarket – 219,000 SF 5.3% Stabilized Yield | IRR estimate low 7’s % Sale-leaseback, with redevelopment option into 221K SF San Leandro Bay 1919 Williams St 219,000 SF

Turnpike Crossing Park, West Palm Beach, FL (6 buildings totaling 802,000 square feet) OPERATIONS: DEVELOPMENT PLATFORM A KEY GROWTH DRIVER

Development Strategic Advantages

(figures below since 1/1/2016, unless otherwise stated)

$848M average annual development starts (2016 – 2020)

67% of total owned SF developed by Duke

6.0% yields[2] | **~30-35%** value creation margins[1]

~$1.5B estimated value creation[1]

Value creation margins on infill[3] projects at the higher end and typically are up to or exceeding 50%

52% average pre-leased

Speculative: 8-month average lease up

Build-to-suit: 13-year average initial lease term

88% of land bank in coastal markets[4] | **68%** repeat business, in-house construction & development a strategic advantage



(1) Value creation applies market cap rates per CBRE and internal records to initial projected stabilized NOI until projects are stabilized; (2) Based on initial stabilized cash yield (3) *"infill" defined as submarket locations which have characteristics such as lack of developable land, close proximity to major* population center, or close proximity to a major airport or seaport. (see representative in-fill development case studies starting on page 41); (4) Land bank % based on latest quarter inventory.

DukeREALTY

DEVELOPMENT

26

Development Pipeline - Relatively Low Risk, Tier 1 Focus

PIPELINE $1.4B, 65% PRE-LEASED	MARGIN 42%	2021 STARTS GUIDANCE $950 - 1,150M

Currently an active build-to-suit prospect list better than pre-Covid levels. Coupled with national operating team and leading track record on infill redevelopment, the platform is strategically well positioned to capture value creation.



Northern California
- 141,000 SF build-to-suit redevelopment
- 100% pre-leased



Seattle
- 190,000 SF spec development
- 0% pre-leased


wayfair

Chicago
- 2 build-to-suits totaling 1.9M SF; 100% pre-leased
- 300,000 SF spec development, 0% pre-leased



Northern California
- 347,000 SF spec development
- 0% pre-leased



Eastern Pennsylvania
- 415,000 SF build-to-suit
- 100% pre-leased





Southern California – IE and South Bay
- 3.5M SF total spec developments
- 0% pre-leased; Currently 43% leased



New Jersey – Exit 10
- 622,000 SF spec development
- 0% pre-leased; currently 100% leased



Southern California – Orange Co
- 146,000 SF build-to-suit redevelopment; 100% pre-leased
- 3 buildings, 163,000 SF spec development; 0% pre-leased



Dallas
- 432,000 SF build-to-suit
- 100% pre-leased



Atlanta – Airport submarket
- 318,000 SF build-to-suit; 100% pre-leased
- 239,000 SF spec development; 0% pre-leased



South Florida – Dade Co
- 2 spec developments totaling 723,000 SF
- 22% pre-leased

DukeREALTY
DEVELOPMENT
27

Lockport 16328 / 16410 / 16508 (3 buildings, 803,000 SF), I-55 Submarket, Chicago, IL LIQUIDITY AND CAPITAL STRATEGY Des M ines Creek 212 2, 24th Aven e South, Seattle, WA (Two buildings totaling 512,000 square feet)

Capital Strategy Liquidity Access to Capital Liability Manage- ment Capital Fore- casting Develop- ment Ratings Capital Strategy  Follow disciplined development practices with approximately 50% pre-leasing levels  Development pipeline 65% pre-leased  Will selectively consider spec projects in certain markets  Fund growth with “funds available for reinvestment after dividends”, dispositions and opportunistic, modest equity issuance  High quality tenant base resulting in “best in class” rent collection rate during COVID-19  Maintain well-balanced debt maturities and minimize use of variable-rate debt  No significant debt maturities until 2023  Disciplined use of $1.2B credit facility  Maintain high unencumbered asset pool  Conservative 65-75% AFFO payout ratio  Generate “funds available for reinvestment” CAPITAL  Maintain strong and diverse lender relationships  Communicate regularly with investors  Multiple types of capital available  Operate at a high Baa1 / BBB+ level (1) (1) Moody’s / S&P, respectively. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. 29

82% 18% Capitalization (in $ millions at 3/31/21, excludes unconsolidated JV debt) Unsecured Debt $3,509 Simplified and Disciplined Financial Profile 100% Fixed Rate Ample liquidity with disciplined use of $1.2B credit facility Conservative fixed rate borrower. Revolving credit facility the main source of floating rates. Commitment to a strong credit profile Common Equity at Market Value $15,850 Secured Debt $60 Balanced Debt Maturities Fixed-Rate Borrower 5.2x 5.0x 3/31/2021 2021 Forecast CAPITAL Net Debt to EBITDA - TTM 5.8x 5.9x 3/31/2021 2021 Forecast Fixed Charge Coverage - TTM 30 Ability to fund over $550M of growth without equity and maintain current ratings (Baa1 / BBB+)

PLD 26% EQR 29% AVB 30% CPT 31% DRE 32% O 35% PSA 35% SPG 53% Duke Realty is Baa1/BBB+(3) Rated but Credit Metrics are at “A” Quality Levels PLD 9.7 PSA 9.4 DRE 5.6 O 5.4 AVB 5.3 CPT 5.3 EQR 4.5 SPG 4.3 PSA 1.2 CPT 4.7 PLD 4.9 DRE 5.2 O 5.3 AVB 5.7 EQR 6.0 SPG 7.0 Debt + Preferred to Mkt Cap(1) Net Debt to EBITDA(1)(2) Fixed Charge(1)(2) Coverage Debt + Preferred to GA(1) PSA 14% PLD 17% DRE 18% CPT 22% EQR 23% AVB 23% O 26% SPG 38% 1) Companies are per 3/31/21 Wells Fargo Research except PLD Net Debt to EBITDA and Fixed Charge which are per 3/31/21 company supplementals and DRE which is per our 3/31/21 Q1 supplemental report. 2) Quarter annualized; (3) Moody’s / S&P, respectively. A securities rating is not a recommendation to buy, sell or hold securities and is subject to revision or withdrawal at any time by the rating organization. CAPITAL REITs with “A” ratings: 31

CORPORATE RESPONSIBILITY

Corporate Responsibility at Duke Realty Corporate responsibility is a commitment to corporate practices that balance continuous improvement in environmental (E), social (S) and governance (G) initiatives that we believe are critical to our long-term success and to relationships with our stakeholders. 33 ESG Goals • Utilize materiality assessment results to refine long-term strategy and goals • Promote associate well-being and champion diversity, equity and inclusion • Continue to evaluate renewable energy solutions for our customers • Impact communities where we do business • Develop sustainable buildings • Continuously improve disclosure and publish additional KPI’s and targets for controllable and non-controllable ESG factors CORP RESPONSIBILITY

$1.2B line of credit renewal includes sustainability- linked pricing* (2021) Green Initiatives 34 $1.46B LEED developments since 2019 82 LEED projects since 2008* 87% of portfolio has energy efficient lighting CORP RESPONSIBILITYNote: Figure represents industrial, as well as previously owned office and medical office LEED projects since 2008. * Pricing linked to growing the % of stabilized in-service LEED developed properties. $850M of green bonds issued since 2019 ESG Data Mgt Technology software investment in 2021 to enhance energy monitoring, reporting and tenant engagement; as well as enhance other “S” and “G” reporting

• 18,000 solar panels installed across four buildings in Perth Amboy totaling 1M square feet of rooftop space • 11.1 megawatt system will produce a combined 13,500,000 kWh of clean electricity–enough to power more than 2,200 homes annually, 50% are low-to- moderate income households • Part of New Jersey’s Community Solar Energy Pilot Program in Partnership with Solar Landscape Green Initiatives – Smart Building and Solar Case Studies • 529,000-square-foot Class A, multi-load building in Southern California San Gabriel submarket (Irwindale, CA) • Close to major transportation routes servicing the Southern California LA Basin • Built to pursue LEED ® Silver certification • Smart building enhancements including temperature and lighting controls, smart metering and energy storage systems to ensure energy efficiency. CORP RESPONSIBILITY 35

Commitment to Social and Governance Annual board of directors elections since 2002. By laws incorporate proxy access provision of 3/3/20 3 0 2 4 6 8 10 Governance Social Lower Risk Higher Risk ISS QualityScore 2 24% women in upper management 55% diversity of independent directors 3,600 total hours volunteering Top 20% governance and social rankings 1 Note: Figures represent latest QE data or FY 2020 activities. (1) Ranked by Green Street Advisors and ISS. (2) ISS QualityScore as of 5/1/2021 based on four “pillars” - Board Structure, Shareholder Rights, Compensation and Audit. In aggregate, over 100 variables drive the composite score. Peer set for “G” S&P 500, for “S” is REIT GICS. (3) “3-3-20” is a group of up to 20 shareholders, owning three percent or more of the company’s outstanding shares continuously for at least three years can require the company to include in its proxy materials director nominations for up to the greater of: (a) 20% of the number of directors up for election, rounding down to the nearest whole number; or (b) two directors. • Incorporate elements of SASB disclosure framework in public filings. • Community service, wellness and diversity, equity & inclusion part of culture. Wellness program helps to reduce turnover and create G&A savings. Board of Directors David Stockert Lead Director Lynn Thurber Kelly Killingsworth Warren Thompson Michael Szymanczyk Chris SultemeierPeter Scott John Case Tamara Fischer Norman Jenkins Melanie Sabelhaus Jim Connor Chairman and CEO CORP RESPONSIBILITY 36

Industry Recognitions & Affiliations • Listed on Forbes Global 2000 – one of 35 real estate companies • Gold winner of Brandon Hall Group’s Excellence Awards in the Best Inclusion and Diversity Strategy category • Global Real Estate Sustainability Benchmark (GRESB) member • 2020 Women on Boards for ten consecutive years • Best Places to work in Illinois (1st), Orange County (1st) and Dallas (11th) • American Heart Association’s Workplace Health Achievement Gold level winner four consecutive years • American Red Cross partner and Disaster Responder member 37CORP RESPONSIBILITY Note: Information reflects 2020 recognitions.

WHY DUKE REALTY? | 2021 DETAILED RANGE OF ESTIMATES (GUIDANCE) Legacy Commerce Center (Brownfield development), Linden, NJ (3 buildings totaling 1.1 million square feet)

The Leading Domestic-Only Logistics REIT  Market leadership and trusted advisor to our customers with long-term relationships  Portfolio suited for e-commerce and traditional distribution; concentrated in Tier 1 markets with newest portfolio in sector with low capex; strong tenants.  Best-in-class, vertically integrated development platform drives incremental growth  Shifting consumer habits creating growth ripple effect throughout the entire supply chain; global pandemic resulted in supply chain bottlenecks creating strategies for inventory “safety stock”  Secular demand, traditional demand expected to roughly equal new supply on an annual basis, yet historical lows in vacancy and submarket selectivity set up a positive pricing power environment  Debt to Total Market Cap at 1Q21 of 18%; 2021 expected mid-point of guidance for Fixed Charge Coverage and Debt-to-Ebtida of 5.9x and 5.0x, respectively.  No significant debt maturities until 2023 Leading Developer and Owner of State-of-the-Art Logistics Facilities Long Term Fundamentals Outlook Very Strong 50 Years of Experience Responsible Corporate Citizen with ESG Embedded in Culture for 3 Decades  Developed 29 LEED-certified industrial facilities; 28 projects in pursuit of LEED certification. 100% LEED commitment on all new developments.  Community service, wellness and diversity programs for over 18 years  Top-tier governance per ISS and Green Street Fortress Balance Sheet with Ample Liquidity for Growth  ‘17 – ‘20 AFFO growth 7.9%; 2021 expected growth in AFFO of 10.2%  Improving embedded lease esclators, a higher level of annual development deliveries with strong margins and IRR’s and excellent market fundamentals supportive of FFO, AFFO and NOI growth in high single digits to low double digits  8.5% dividend increase Q4 2020; with future increases correlated to AFFO growth  Recent monthly rent collections at top of peers – indicative of relative quality WHY DUKE REALTY Proven Financial Performance and Strong Outlook 39

2021 Range of Estimates

Updated April 28, 2021

(dollars in millions except per share amounts)

Metrics	2020 Actual	2021 YTD	Range of Estimates Pessimistic	Range of Estimates Optimistic	Key Assumptions
Net Income per Share Attributable to Common Shareholders - Diluted	$0.80	$0.21	$1.86	$2.24	– Original 2021 guidance in a range of $1.24 to $1.58 per share. – Higher gains on property sales in 2021 compared to 2020.
Nareit FFO per Share Attributable to Common Shareholders - Diluted	$1.40	$0.38	$1.60	$1.70	– Original 2021 guidance in a range of $1.58 to $1.68 per share. – Quicker lease-up of new developments. – Less impact from debt transactions in 2021 compared to 2020. – Expense impact of internal leasing costs, $0.02 to $0.04.
Core FFO per Share Attributable to Common Shareholders - Diluted	$1.52	$0.39	$1.65	$1.71	– Original 2021 guidance in a range of $1.62 to $1.68 per share. – Quicker lease-up of new developments. – Lower bad debt expense than original estimates. – Strong rent growth.
Growth in AFFO - Share Adjusted	6.2%	8.8%	8.0%	12.3%	– Original 2021 guidance in a range of 5.8% to 10.1%. – Driven by same factors impacting Core FFO.
Average Percentage Leased (stabilized portfolio)	97.6%	98.1%	97.2%	98.6%	– Original 2021 guidance in a range of 96.6% to 98.6%. – Less downtime from troubled tenant move-outs than original estimate. – Pushing rents at expense of some occupancy.
Average Percentage Leased (In-service portfolio)	97.0%	97.5%	96.3%	97.7%	– Original 2021 guidance in a range of 95.7% to 97.7%. – Driven by same factors impacting stabilized portfolio. – Quicker leasing of speculative development.
Same Property NOI - Cash	5.0%	6.3%	4.1%	4.9%	– Original 2021 guidance in a range of 3.6% to 4.4%. – Increased occupancy from original estimate. – Continued solid rent growth, embedded lease escalations.
Same Property NOI - Net Effective	2.8%	7.3%	3.1%	3.9%	– Original 2021 guidance in a range of 2.5% to 3.3%. – Less downtime from troubled tenant move-outs than original estimate. – Lower straight-line rent bad debt than 2020.
Building Acquisitions (Duke share)	$411	$51	$300	$500	– Original 2021 guidance in a range of $200 to $400. – Coastal markets focus.
Building Dispositions (Duke share)	$322	$94	$900	$1,100	– Original 2021 guidance in a range of $500 to $700. – Primarily non-Tier 1 markets, including St. Louis. – Manage tenant concentration.
Development Starts (JVs at 100%)	$796	$412	$950	$1,150	– Original 2021 guidance in a range of $700 to $900. – Leasing success driving speculative activity. – Speculative starts in targeted growth markets.
Service Operations Income	$6	$2	$8	$10	– Original 2021 guidance in a range of $5 to $7. – Third party development.
General & Administrative Expense	$58	$24	$61	$57	– Original 2021 guidance in a range of $59 to $55. – Consistent overhead levels. – Excludes overhead restructuring costs.
Effective Leverage (Gross Book Basis)	32%	32%	33%	29%	
Fixed Charge Coverage (TTM)	5.6X	5.8X	5.7X	6.1X	
Net Debt to Core EBITDA (TTM)	5.2X	5.2X	5.2X	4.8X	- Maintain Baa1/BBB+ ratings.

40

Lockport 16328 / 16410 / 16508 (3 buildings, 803,000 SF), I-55 Submarket, Chicago, IL APPENDIX IN-FILL DEVELOPMENT CASE STUDIES

Infill Build-to-Suits and Spec Developments - Chicago • Three projects totaling 2.2 million square feet • Two (2) build-to-suits totaling 1.9 million square feet with top tier customers Wayfair and a leading home and commercial improvement retailer, with both customers having leading e-commerce strategies • One (1) speculative development totaling 300,000 square feet on a rail-served site inside the I-294 beltway • ~ Mid 30’s value creation expected 42DEVELOPMENT

Infill Redevelopment – Southern California

Orange County Submarket


6450 Katella Ave| 146,000 SF
Cypress, California



- Acquired former Mitsubishi HDQ – one 2-story office building, four smaller R&D buildings and one 146,000 square foot warehouse
- Within one hour of 10.5M residents; 5 miles from 5 major freeways – perfect last mile location
- Leased for 10 yrs to e-comm user just after closing
- 14 month entitlement / Conditional Use Permit process
- Under construction; August 2021 delivery
- ~ 60% value creation expected


LAKEWOOD
CYPRESS
FULLERTON
ANAHEIM
GARDEN GROVE
Ports of LA and Long Beach
6400 Katella to:
22 Freeway 2.6 Miles
405 Freeway 2.7 Miles
605 Freeway 3.5 Miles
91 Freeway 4.3 Miles
5 Freeway 5.4 Miles
Port of Long Beach 20 Miles
Port of Los Angeles 22 Miles
= 6400 KATELLA, CYPRESS
= Freeway On/Off Ramp
6400 Katella is within 1 hour of 10,574,523 residents
EXHIBIT B

DukeREALTY
DEVELOPMENT
43

Infill Redevelopment – Southern California South Bay Submarket DEVELOPMENT • Acquired Class C industrial building on 13- acre brownfield site in Q4 2018 • 7 mi from LAX / 10 mi from the Ports of LA/LB • 17-month environmental remediation and demo • Speculative start August 2020 • Preleased for 100% of space December 2020, delivered May 2021 • 225M SF inventory in South Bay submarket with 1.6% vacancy • > 50% value creation expected 13344 South Main Street 290,000 SF Existing Class C Warehouse 44

Infill Redevelopments – Los Angeles / Orange Co

Under construction and coming soon


SAN BERNARDINO COUNTY
RIVERSIDE COUNTY
ORANGE COUNTY
Port of Los Angeles and Port of Long Beach
DUKE REALTY IDENTIFIED SUBMARKETS
South Bay
Mid-Counties
Orange County
Inland Empire West
Inland Empire East
San Gabriel Valley


E LA PALMA AVE
N BLUE GUM ST
E LA MESA ST
PROPOSED WAREHOUSE
187,605 S.F. ±
(385' x 476')

2871 E La Mesa St
~187,605 SF developable
Anaheim, California

Value creation expected > 30%


BNSF RAILWAY
CAMBRIDGE STREET
146,068 SF

13215 Cambridge Street
~146,068 SF developable
Santa Fe Springs, California

Value creation expected > 40%


BLDG. 1
39,812 S.F.
BLDG. 2
48,745 S.F.
6 DOCK DOORS
BLDG. 3
72,116 S.F.
8 DOCK DOORS

Orange Ave
~160,673 SF developable
Long Beach, California

Value creation expected > 40%

DukeREALTY

45

Infill Redevelopments – Inland Empire West

Under construction and coming soon | 35% to 40% value creation expected


8978 HAVEN AVE | 120,628 SF
Rancho Cucamonga, California


ONT


15
10
Jurupa Avenue
Cherry Avenue
Slover Avenue
10905 Beech Avenue
~170,000 SF developable
Fontana, California
Hemlock Avenue
Beech Avenue
Santa Ana Avenue


10
Slover and Oleander
~185,400 SF developable
Fontana, California


ONT
Vineyard and Elm
~190,713 SF developable
Ontario, California

DukeREALTY
DEVELOPMENT
46

3300 Indian Ave 1,224,874 SF 9180 ALABAMA ST | 1,079,236 SF Redlands, California 4501 PATTERSON AVENUE | 800,628 SF Perris, California 4375 N Perris Boulevard 1,008,648 SF 3500 Indian Ave 783,407 SF Land Acquisitions & Developments – Inland Empire East 4 45% to 50% value creation expected 728 W Rider St 1,203,449 SF 4375 N PERRIS BLVD | 1,008,646 SF Perris, California ENTITLEMENT NOTE: IE East entitlement process ranges from 15 to 36 months Start Feb 2019 | Preleased Nov 2019 | Delivered May 2020 Start Dec 2019 | Preleased Sep 2020 | Delivered April 2021Start Sept 2019 | Preleased Apr 2020 | Delivered Sept 2020 47DEVELOPMENT

• Located in San Jose’s Golden Triangle submarket with direct access to I-880 in the Silicon Valley with excellent access to the Peninsula and all of the Bay Area. • Acquired low coverage industrial facility on 13.7 acres of land in Q4 2019. Facility was leased to Univar for their chemical 3PL operations through Q2 2020. • Upon Univar’s lease expiration, building began redevelopment into a last mile delivery station and 100% leased to a major e-comm retailer; delivery expected September 2021. • ~ 40% Value creation expected Infill Redevelopment – Northern California DEVELOPMENT 48 2256 Junction Ave. | Former Univar Chemical Plant San Jose, CA 2256 Junction Ave. | Proposed Last Mile Delivery Station San Jose, CA

Infill Redevelopment – Northern California



Oakland
Dublin
Livermore Municipal Airport
Metropolitan Oakland International Airport
San Leandro
Hayward Air Terminal Airport
Hayward
San Francisco International Airport
Union City
48401 Fremont Boulevard
210,000 SF
Newark
Milpitas
Moffett Federal Airfield
Palo Alto
Sunnyvale
San Jose International Airport
Santa Clara
Cupertino
San Jose
SAN MATEO COUNTY
SAN FRANCISCO COUNTY



Fremont Boulevard
Lakeview Boulevard
880
48401 Fremont Boulevard
210,000 SF



Before



After
LEED

- In January 2019, acquired 12 acre site in Fremont, CA near I-880. Site was occupied by a 23-year old office/flex property. Received site plan approval in Q4 2019 and commenced demolition and grading work.
- In Q2 2020 began shell construction for a 210,000 SF, 36’ clear speculative facility; delivered late Q1 2021.
- Submarket vacancy 5.5% with 5-year rent growth ~ 9.8% annually
- ~ 33% Value creation expected

DukeREALTY
DEVELOPMENT
49

• Direct access to U.S. Highway 27 to facilitate quick access to I-75, SR 826 and straight access to the cargo area of Miami International Airport and the Florida Turnpike. • Acquired former lumber yard site on 35 acres of land in Q1 2018, demolition of existing structure began Q1 2020 with pre-development lease up of Building 2 by Q3 2020, prior to demolition completion. • First building was 72% preleased to a distributor of technology products prior to the start of construction; Second building commenced construction in 2021. • Submarket vacancy 6.0%; recent historical and projected market rent growth of 3.1%. • > 40% Value creation expected DEVELOPMENT 50 10310 NW 121ST Way | Former Lumber Yard Medley, FL 10310 NW 121ST Way | 221,984 SF under construction Medley, FL Miami 27 Business Park Miami International Airport (10 miles) Infill Redevelopment – South Florida Medley / Hialeah Submarket

Infill Redevelopment — Northern New Jersey Exit 12 (Carteret / Avenel) Submarket One Paddock St 185,071 SF DEVELOPMENT 51 • 2018 infill acquisition of 9 net acres brownfield land site approximately 2 miles from the Exit 12 interchange off I-95; strategically located within 30 minutes of NYC and 15 minutes of Newark International Airport and Port of New Jersey. • Successfully worked through site remediation contingencies and various government approvals. • Successfully leased site to Amazon in Q4 2019 for a brand new, 185k sf build-to-suit, delivery station with approximately 3 acres of extra parking for Amazon’s fleet storage, delivered in Q3 2020. • ~ 50% Value creation

Steel Run Logistics Center | Perth Amboy, NJ 1,254,000 SF New York City New Jersey 440 Toll Road Bridge Building 1 332,800 SF Building 2 921,100 SF DEVELOPMENT 52 • Acquired 83 acre site in Northern New Jersey along the Garden State Parkway in Q2 2019 that was under contract for 2 years. • Successfully completed a remediation plan with government agencies; including demolishing an old steel manufacturing facility. Remediated the site and completed the entitlement process. • Developed two industrial build-to-suits with 20-year leases for a major home improvement retailer. Building 1 delivered Q3 2020 as an “FDC” (flatbed distribution center) and Building 2 an ‘MDC” (market delivery center), delivered Q4 2020. Both facilities provide same-day and next-day delivery, with the flatbed delivery center delivering larger bulk orders to contractor work sites and stores in the area. • > 55% value creation Infill Redevelopment — Northern New Jersey Perth Amboy Submarket

Infill Redevelopment — Northern New Jersey

Newark Submarket

- As part of the 2017 “Bridge” acquisition, DRE acquired the right to develop a 32 acre infill location in the Newark submarket
- Commenced development in late 2018 for 40’ clear height, speculative facility. In Q4 2019, facility delivered and leased for 12 years to a major e-commerce retailer.


Before
95
9
9
9


After
429 Delancy Street
662,000 SF Speculative Built
Delivered Q4 2019; 100% Leased
95
9
2 miles from Newark Intl. Airport
and Ports of Newark and Elizabeth
LEED

- 662,000 square foot fulfillment center being used for primarily last mile “quick delivery” for Northern NJ
- The modern building features are truly unique to the submarket.
    - In this submarket, only 7 of 733 facilities (4.1%) have > 30’ clear height and built after 1997.
- ~ 30% value creation


After

DukeREALTY
DEVELOPMENT
53

• Acquired 40 acre site in Northern New Jersey along the Exit 10 / I-287 Corridor in Q2 2019. • Successfully completed an environmental remediation plan and commenced construction in Q1 2020. In Q4 2020, also entered into ground lease for adjacent 8 acres for development of an excess storage lot amenity. • Executed 100% pre-lease in December 2020 for a major furniture dealer for their “safety stock” logistics strategy, with expected delivery in Q3 2021. • Submarket vacancy at 1 to 2%, representing a strong environment for lease-up • > 50% value creation expected DEVELOPMENT 54 150 Old New Brunswick Road Infill Redevelopment — Northern New Jersey Exit 10 Submarket

Infill Build-to-Suit Developments – Atlanta Airport 2929 ROOSEVELT HIGHWAY | 500,000 SF HWC Logistics 1000 LOGISTICS WAY | 664,000 SF Home Depot CAMP CREEK 4850 | 210,000 SF Porsche Cars NA DEVELOPMENT 55 Delivered Q2 2020 Delivered Q1 2020 Value creation ~ 30% Delivered Q1 2021

Definitions Supplemental Performance Measures Funds from Operations (“FFO”): FFO is a non-GAAP performance measure computed in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”). It is calculated as net income attributable to common shareholders computed in accordance with generally accepted accounting principles (“GAAP"), excluding depreciation and amortization related to real estate, gains and losses on sales of real estate assets (including real estate assets incidental to our business) and related taxes, gains and losses from change in control, impairment charges related to real estate assets (including real estate assets incidental to our business) and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities, all net of related taxes. We believe FFO to be most directly comparable to net income attributable to common shareholders as defined by GAAP. FFO does not represent a measure of liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders. Core Funds from Operations (“Core FFO”): Core FFO is computed as FFO adjusted for certain items that can create significant earnings volatility and do not directly relate to our core business operations. The adjustments include gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, promote income, severance and other charges related to major overhead restructuring activities, the expense impact of non-incremental costs attributable to successful leases and similar adjustments for unconsolidated joint ventures and partially owned consolidated entities. Although our calculation of Core FFO differs from Nareit’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance. Non-Incremental Costs Attributable to Successful Leases: Non-incremental costs attributable to successful leases represent internal costs allocable to successful leasing activities and exclude estimated costs related to downtime and/or unsuccessful deals. These costs primarily consist of compensation and other benefits for internal leasing and legal personnel. These costs are not capitalizable "incremental costs" in the context of the applicable lease accounting rules, but we believe including them as an adjustment when computing Core FFO provides useful information for purposes of comparability with economically similar success-based costs incurred by other organizations that outsource their leasing functions, which are generally capitalizable. Adjusted Funds from Operations (“AFFO”): AFFO is defined by the Company as the Core FFO (as defined above), less recurring building improvements and total second generation capital expenditures (the leasing of vacant space that had previously been under lease by the Company is referred to as second generation lease activity) related to leases commencing during the reporting period, and adjusted for certain non-cash items including straight line rental income and expense, non-cash components of interest expense including interest rate hedge amortization, stock compensation expense and after similar adjustments for unconsolidated partnerships and joint ventures. EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP supplemental performance measure, which is defined by Nareit as net income (computed in accordance with GAAP), before interest, taxes, depreciation and amortization ("EBITDA") adjusted to exclude gains and losses on sales of real estate assets (including real estate assets incidental to our business), gains and losses from change of control, impairment charges related to real estate assets (including real estate assets incidental to our business) and to include share of EBITDAre of unconsolidated joint ventures. We believe EBITDAre to be most directly comparable to net income computed in accordance with GAAP and consider it to be a useful supplemental performance measure for investors to evaluate our operating performance and ability to meet interest payment obligations. Core EBITDA: Core EBITDA is defined by the Company as the EBITDAre, adjusted for the same reasons as Core FFO, to exclude gains or losses on debt transactions, gains or losses from involuntary conversion from weather events or natural disasters, the expense impact of costs attributable to successful leasing activities, promote income and severance charges related to major overhead restructuring activities. Property Level Net Operating Income - Cash Basis ("PNOI"): PNOI is a non-GAAP performance measure, which is comprised of rental revenues from continuing operations (computed in accordance with GAAP) less rental expenses and real estate taxes from continuing operations, along with adjustments to exclude the straight line rental income and expense, amortization of above and below market rents, amortization of lease concessions and lease termination fees as well as an adjustment to add back intercompany rent. PNOI, as we calculate it, may not be directly comparable to similarly titled, but differently calculated, measures for other REITs. We believe that PNOI to be most directly comparable to income from continuing operations defined by GAAP and that PNOI is another useful supplemental performance measure, as it is an input in many REIT valuation models and it provides a means by which to evaluate the performance of the properties within our Rental Operations segments. Same Property Performance Net Operating Income ("SPNOI"): We evaluate the performance of our properties, including our share of properties we jointly control, on a "same property" basis, using PNOI with certain minor adjustments. The same property pool of properties is defined once a year at the beginning of the current calendar year, and includes buildings that were in the stabilized portfolio throughout both the current and prior calendar years in both periods. The same property pool is adjusted for dispositions subsequent to its initial establishment. SPNOI also excludes termination fees. SPNOI is a non-GAAP supplemental performance measure that we believe is useful because it improves comparability between periods by eliminating the effects of changes in the composition of our portfolio. 56

FFO, Core FFO and AFFO

(in thousands)

	2020 Actual	2019 Actual	2018 Actual	2017 Actual	2016 Actual
Net income attributable to common shareholders	$ 299,915	$ 428,972	$ 383,729	$ 1,634,431	$ 312,143
Less dividends on participating securities	(1,447)	(1,487)	(1,675)	(3,981)	(2,356)
Net Income per Common Share - Basic	298,468	427,485	382,054	1,630,450	309,787
Add back:					
Noncontrolling interest in earnings of unitholders	2,663	3,678	3,528	15,176	3,089
Other potentially dilutive securities	—	1,487	1,675	3,981	2,356
Net Income Attributable to Common Shareholders-Diluted	$ 301,131	$ 432,650	$ 387,257	$ 1,649,607	$ 315,232
Reconciliation to Funds From Operations ("FFO")					
Net Income Attributable to Common Shareholders	$ 299,915	$ 428,972	$ 383,729	$ 1,634,431	$ 312,143
Adjustments:					
Depreciation and amortization	353,013	327,223	312,217	299,472	317,818
Joint Venture share of adjustments	8,443	(11,156)	(734)	(44,223)	(49,736)
Gains on real estate asset sales, net of taxes and impairments	(137,755)	(233,857)	(210,286)	(1,453,702)	(162,818)
Noncontrolling interest share of adjustments	(1,979)	(702)	(923)	11,023	(1,037)
Nareit FFO Attributable to Common Shareholders - Basic	521,637	510,480	484,003	447,001	416,370
Noncontrolling interest in income of unitholders	2,663	3,678	3,528	15,176	3,089
Noncontrolling interest share of adjustments	1,979	702	923	(11,023)	1,037
Nareit FFO Attributable to Common Shareholders - Diluted	$ 526,279	$ 514,860	$ 488,454	$ 451,154	$ 420,496
Loss on debt extinguishment, including share of unconsolidated joint ventures	32,900	6,320	388	26,104	35,526
Gains on involuntary conversion - including share of unconsolidated joint venture	(4,312)	(3,559)	(3,897)	—	—
Non-incremental costs related to successful leases	12,292	12,402	—	—	—
Other income tax items	—	—	—	(7,685)	—
Overhead restructuring charges	4,524	—	—	—	—
Promote income	—	—	—	(20,007)	(26,299)
Acquisition-related activity	—	—	—	—	96
Core FFO Attributable to Common Shareholders - Diluted	$ 571,683	$ 530,023	$ 484,945	$ 449,566	$ 429,819
AFFO					
Core FFO - Diluted	$ 571,683	$ 530,023	$ 484,945	$ 449,566	$ 429,819
Adjustments:					
Straight-line rental income and expense	(26,102)	(20,724)	(26,037)	(17,328)	(17,107)
Amortization of above/below market rents and concessions	(9,093)	(7,566)	(2,332)	1,201	1,526
Recurring capital expenditures	(51,874)	(51,045)	(54,482)	(59,051)	(60,894)
Other	32,287	25,705	25,986	24,270	24,749
AFFO - Diluted	$ 516,901	$ 476,393	$ 428,080	$ 398,658	$ 378,093
Dividends Paid (Excluding Special Dividends)	$ (358,484)	$ 321,469	$ 294,233	$ 276,539	$ 257,820
Special Dividends	$ —	$ —	$ —	$ 305,628	$ —
Funds Available for Reinvestment	$ 158,417				

Note: please see next slide for our 2021 reconciliation of the Company's guidance for diluted net income per common share to Nareit FFO and Core FFO.

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Reconciliation of 2021 FFO Per Diluted Share Guidance (Unaudited ) Pessimistic Optimistic Net income attributable to common shareholders - diluted $ 1.86 $ 2.24 Depreciation 1.04 0.98 Gains on land and property sales, net of impairment charges (1.29) (1.49) Share of joint venture adjustments (0.01) (0.03) Nareit FFO attributable to common shareholders - diluted $ 1.60 $ 1.70 Loss on debt extinguishment 0.01 0.01 Non-incremental costs related to successful leases 0.04 0.02 Other reconciling items — (0.02) Core FFO attributable to common shareholders - diluted $ 1.65 $ 1.71 SPNOI (unaudited and in thousands) Same Property Net Operating Income (Industrial Only) Three Months Ended March 31, 2021 March 31, 2020 Income from continuing operations before income taxes $ 85,388 $ 19,552 Share of property NOI from unconsolidated joint ventures 5,034 4,703 Income and expense items not allocated to segments 105,015 144,746 Earnings from service operations (1,650) (1,046) Properties not included and other adjustments (26,927) (11,037) Same Property NOI $ 166,860 $ 156,918 Percent Change 6.3% 58